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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
                       ________________________________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              ___________________

                          WEINGARTEN REALTY INVESTORS

            (Exact name of registrant as specified in its charter)

                 Texas                                   74-1464203

 (State of incorporation or organization)      (I.R.S. employer identification
                                               number)
     2600 Citadel Plaza
     P. O. Box 924133
     Houston, Texas                                      77292-4133

 (Address of principal executive offices)                (zip code)
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
If this form relates to the registration of a            If this form relates to the registration of a
class of securities pursuant to Section 12(b)            class of securities pursuant to Section 12(g)
of the Exchange Act and is effective                     of the Exchange Act and is effective
pursuant to General Instruction A.(c),                   pursuant to General Instruction A.(d),
please check the following box.  [X]                     please check the following box.   [_]
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Securities Act registration statement file number to which this form relates: 333-51843

Securities to be registered pursuant to Section 12(b) of the Act:

                                                Name of each exchange on
            Title of each class                which each class is to be
            to be so registered                        registered
     -------------------------------------       -----------------------
     7.00% Series C Cumulative Redeemable        New York Stock Exchange
                Preferred Shares
                Par Value $0.03

Securities to be registered pursuant to Section 12(g) of the Act:

     None.
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Item 1.   Description of Registrant's Securities to be Registered

          The description of the Registrant's 7.00% Series C Cumulative Redeemable Preferred Shares, par value $0.03 per share, will be contained under "Description of Series C Preferred Shares" in the Prospectus Supplement to be filed by the Registrant pursuant to Rule 424(b) promulgated under the Securities Act of 1933. The Prospectus Supplement is part of the Registrant's Registration Statement on Form S-3, No. 333-51843, both of which are incorporated herein by reference.

Item 2    Exhibits

     *3.1 Restated Declaration of Trust of Weingarten Realty Investors.

     *3.2 Amendment of the Restated Declaration of Trust of Weingarten
          Realty Investors.

     *3.3 Second Amendment of the Restated Declaration of Trust of Weingarten
          Realty Investors.

     *3.4 Third Amendment of the Restated Declaration of Trust of Weingarten
          Realty Investors.

      3.5 Amended and Restated Bylaws of Weingarten Realty Investors (filed as
          Exhibit 3.2 to the Company's registration Statement on Form S-3
          (No. 33-49206) and incorporated herein by reference.

     *4.1 Statement of Designation of 7.00% Series C Cumulative Redeemable
          Preferred Shares of Weingarten Realty Investors.

     *4.2 Form of Certificate for the 7.00% Series C Cumulative Redeemable
          Preferred Shares.

------------------------
     *  Filed herewith.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: January 19, 1999              WEINGARTEN REALTY INVESTORS


                                    By: /s/Stephen C. Richter
                                        ----------------------------------------
                                    Name: Stephen C. Richter
                                          --------------------------------------
                                    Title:  Senior Vice President and Treasurer
                                            -----------------------------------

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                          WEINGARTEN REALTY INVESTORS
                               INDEX TO EXHIBITS


Exhibit
-------

          *3.1    Restated Declaration of Trust of Weingarten Realty Investors.

          *3.2 Amendment of the Restated Declaration of Trust of Weingarten Realty Investors.

          *3.3 Second Amendment of the Restated Declaration of Trust of Weingarten Realty Investors.

          *3.4 Third Amendment of the Restated Declaration of Trust of Weingarten Realty Investors.

           3.5 Amended and Restated Bylaws of Weingarten Realty Investors (filed as Exhibit 3.2 to the Company's registration Statement on Form S-3 (No. 33-49206) and incorporated herein by reference.

          *4.1 Statement of Designation of 7.00% Series C Cumulative Redeemable Preferred Shares of Weingarten Realty Investors.

          *4.2 Form of Certificate for the 7.00% Series C Cumulative Redeemable Preferred Shares.

------------------------
     *    Filed herewith.

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